As filed with the Securities and Exchange Commission on November 6, 2008

Registration No. 001-34146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

POTLATCH FOREST PRODUCTS CORPORATION

(To be renamed Clearwater Paper Corporation)

(Exact name of registrant as specified in its charter)

Delaware	20-3594554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 West 1st Ave., Suite 1600 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 835-1500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

i

POTLATCH FOREST PRODUCTS CORPORATION

(To be renamed Clearwater Paper Corporation)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AND INCORPORATED BY REFERENCE INTO FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

The registrant was incorporated under the name Potlatch Forest Products Corporation in Delaware in October 2005 in connection with Potlatch Corporation’s conversion into a real estate investment trust, or REIT. Prior to the spin-off, the registrant will change its name to Clearwater Paper Corporation.

Item 1.	Business.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Spin-off,” “Our Relationship with Potlatch Corporation after the Spin-off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Where You Can Find More Information” and “Index to Financial Statements” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Business” of the information statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Principal Stockholders” of the information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections “Management” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Management” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Our Relationship with Potlatch Corporation after the Spin-off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary,” “The Spin-off,” “Dividend Policy” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On December 20, 2005, the registrant issued 1,000 shares of its common stock to Potlatch Corporation for an aggregate consideration of $1,000 paid to the registrant by Potlatch Corporation. That issuance was not registered under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) of such Act.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Description of Capital Stock—Limitation of Liability and Indemnification Matters” of the information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Summary,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced thereon) of the information statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” (and the statements referenced therein) beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b) Exhibits. See below.

Number	Description

2.1	Form of Separation and Distribution Agreement

3.1**	Form of Restated Certificate of Incorporation of Clearwater Paper Corporation

3.2**	Form of Amended and Restated Bylaws of Clearwater Paper Corporation

10.1**	Form of Transition Services Agreement

10.2*	Form of Employee Matters Agreement

10.3**	Form of Tax Sharing Agreement

10.4**	Form of Log Supply Agreement

10.5**	Form of Lewiston Shavings Sales Agreement

10.6**	Form of St. Maries Residuals Sales Agreement

10.7**	Form of Lease and Option Agreement

10.8**	Form of Hog Fuel Supply Agreement

10.9**	Form of Lumber Sales and Marketing Agreement

10.10**	Employment Agreement with Gordon L. Jones

10.11**	Offer Letter with Linda K. Massman

10.12**	Offer Letter with Thomas H. Carter

10.13*	Form of Retained Obligation Agreement

10.14*	Revolving Credit Agreement

99.1	Information Statement of Clearwater Paper Corporation dated November 6, 2008

*	To be filed by amendment.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

POTLATCH FOREST PRODUCTS CORPORATION

Date:	November 6, 2008	By:	/s/ Michael J. Covey
			Name: Title:	Michael J. Covey Chief Executive Officer

Index to Exhibits

Number	Description
2.1	Form of Separation and Distribution Agreement

3.1**	Form of Restated Certificate of Incorporation of Clearwater Paper Corporation

3.2**	Form of Amended and Restated Bylaws of Clearwater Paper Corporation

10.1**	Form of Transition Services Agreement

10.2*	Form of Employee Matters Agreement

10.3**	Form of Tax Sharing Agreement

10.4**	Form of Log Supply Agreement

10.5**	Form of Lewiston Shavings Sales Agreement

10.6**	Form of St. Maries Residuals Sales Agreement

10.7**	Form of Lease and Option Agreement

10.8**	Form of Hog Fuel Supply Agreement

10.9**	Form of Lumber Sales and Marketing Agreement

10.10**	Employment Agreement with Gordon L. Jones

10.11**	Offer Letter with Linda K. Massman

10.12**	Offer Letter with Thomas H. Carter

10.13*	Form of Retained Obligation Agreement

10.14*	Revolving Credit Agreement

99.1	Information Statement of Clearwater Paper Corporation dated November 6, 2008

*	To be filed by amendment.
**	Previously filed.